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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 27, 1997, with respect to the combined financial statements of Fifth Dimension Communications (Barbados) Inc., 1043313 Ontario Inc. and Merlin Sierra Inc. included in the Registration Statement on Form SB-2 related to the issuance of common stock of New Frontier Media, Inc.



                                                  ERNST & YOUNG
Ottawa, Canada                             ----------------------------
October 20, 1997                              CHARTERED ACCOUNTANTS